Exhibit 10.1

                          SUBORDINATED PROMISSORY NOTE

$2,000,000.00                                                   August 24, 2007
                                                              New York, New York

      For good and valuable consideration, the receipt of which is hereby acknowledged, Air Industries Group, Inc., a Delaware corporation (the "Company"), promises to pay to the order of John Gantt and Lugenia Gantt or their assigns (collectively, the "Holder"), the principal sum of Two Million Dollars ($2,000,000.00), as such amount may be increased pursuant to Section 1(d) of this Note, together with interest thereon as provided for herein, which shall be payable (i) in one instalment in the principal amount of $500,000 due on August 24, 2008 and (ii) twelve consecutive quarterly installments of principal in the amount of one-hundred twenty-five thousand dollars, commencing on the November 30, 2008 and continuing through August 31, 2011, as such amount may be increased pursuant to Section 1(d) of this Note, plus accrued interest thereon from August 24, 2008, payable on the last business day of each February, May, August and November, commencing November 28, 2008, and continuing through and including August 31, 2011, or, if earlier, (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amount is declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof (the "Maturity Date").

      Interest shall be accrue on any portion of the principal amount of this Note outstanding from time to time until payment thereof in full, at a simple rate of seven percent (7%) per annum, commencing on August 24, 2008. Notwithstanding the foregoing, effective upon and during the continuance of occurrence of an Event of Default (as hereinafter defined), the outstanding balance of any amount owed under this Note shall bear interest ("Default Interest") at the rate of eleven percent (11%) per annum, with the Default Interest accruing from and including such date of the occurrence of an Event of Default. Interest shall be calculated on the basis of a 365/366 day year and the actual number of days elapsed. In no event shall the Holder hereof, or any permitted successor or assign, be entitled to receive, collect or retain any amount of interest paid hereon in excess of that permitted by applicable law.

      This Note may be prepaid in whole or in part at any time. All payments made pursuant to this Note shall be applied first to reimbursable expenses (including the expenses and costs described in Section 4(f) below), interest accrued, if any, and then principal.

      This Note is issued pursuant to that certain Stock Purchase Agreement, dated as of March 9, 2007, as amended by Amendment No.1 thereto dated as of August 2, 2007 (the "Stock Purchase Agreement"), entered into between the Company and the Holder.

      The following is a statement of rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

      1. Subordination. (a) This Note will be subordinate and inferior to the Company's Senior Indebtedness (as hereinafter defined). The Company for itself, its successors and assigns, covenants and agrees and the Holder of this Note, for himself, his successors and assigns, by his acceptance of this Note likewise covenants and agrees that, to the extent provided below, the payment of all amounts due pursuant to this Note is hereby expressly subordinated and junior in right of payment to the extent and in the manner hereinafter set forth, to the Company's Senior Indebtedness. As used herein, the term "Senior Indebtedness" shall mean the principal of, and interest and premium, if any, on any and all, (i) indebtedness of the Company for borrowed money or obligations with respect to which the Company is a guarantor, to banks, insurance companies, or other financial institutions or entities regularly engaged in the business of lending money, in each case as in effect as of the date hereof or as may be borrowed hereafter for working capital of the Company or one of its subsidiaries, or the acquisition by the Company of one or more businesses, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor, provided that such indebtedness issued in exchange for or to refinance Senior Indebtedness or arising from the satisfaction of Senior Indebtedness by a Guarantor is on commercially reasonable terms as of the date of incurrence not to exceed the principal amount under such Senior Indebtedness and provided further that the Company provides the Holder with prior written notice of such action.

            (b) Upon the acceleration of any Senior Indebtedness or upon the maturity of all or any portion of the principal amount of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness which has been so accelerated or matured shall first indefeasibly be paid in full before any payment is made by the Company or any person acting on behalf of the Company on account of any obligations evidenced by this Note.

            (c) The Company shall not pay any principal portion of this Note, or interest accrued thereon, before the scheduled due date thereof if at such time there exists a Blockage Event (as hereafter defined) and written notice thereof has been given to the Company and the Holder by the holders of the Senior Indebtedness.

            (d) A "Blockage Event" is deemed to exist for the period of time commencing on the date of receipt by the Holder of written notice of the occurrence of a Default or an Event of Default (as defined in the instruments evidencing the Senior Indebtedness), which notice shall specify such Default or Event of Default, and ending on:

                  (i) the date such Default or Event of Default under the Senior Indebtedness, as applicable, is cured or waived, provided that such Default or Event of Default is in the payment of any amount due thereunder; or

                  (ii) in the case of any other Default or Event of Default under the Senior Indebtedness, the earlier of (A) the date on which such Default or Event of Default shall have been cured or waived and (B) the date that is 180 days after the occurrence of such Default or Event of Default, provided that a Blockage Event with respect to a single specified Default or Event of Default may be deemed to occur only once for each twelve-month period, provided, further, that no Default or Event of Default that existed at the commencement of, or during the pendency of, a Blockage Event shall serve as the basis for the institution of any subsequent Blockage Event.

      The Holder has the right, but not the obligation, to cure any such Default or Event of Default under Senior Indebtedness to the extent it can be cured by the payment of money. If the Holder shall have cured any such Default or Event of Default under Senior Indebtedness to the extent such Default or Event of Default can be cured by the payment of money, then such amount of interest as shall have accrued on this Note during the continuance of the Blockage Event (each, an "Additional Principal Amount") shall be added to the aggregate principal amount then owing to the Holder pursuant to this Note. The Company shall pay equal quarterly installments of each Additional Principal Amount pursuant to the first paragraph of this Note from the date such Additional Principal Amount is incurred pursuant to the first paragraph through and including August 31, 2011, subject to all principal amounts being declared due and payable or made automatically due and payable when, upon or after the occurrence of an Event of Default under this Note.

            (e) At any time there exists a Blockage Event, (i) the Company shall not, directly or indirectly, make any payment of any part of this Note, (ii) the Holder shall not demand or accept from the Company or any other person any such payment or cancel, set-off or otherwise discharge any part of the indebtedness represented by this Note, and (iii) neither the Company nor the Holder shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of any holder of Senior Indebtedness over the Holder of this Note.

            (f) No right of any holder of Senior Indebtedness to enforce the subordination provisions of this obligation shall be impaired by any act or failure to act by the Company or the Holder or by their failure to comply with this Note or any other agreement or document evidencing, related to or securing the obligations hereunder. Without in any way limiting the generality of the preceding sentence, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations of the Holder to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of any Senior Indebtedness provided that such change does not materially impact Holder in an adverse manner; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Indebtedness; (iii) release any person or entity liable in any manner for the collection of any Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other person or entity.

            (g) In the event that the Company shall make any payment or prepayment to the Holder on account of the obligations under this Note which is prohibited by this Section, such payment shall be held by the Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts and priorities of Senior Indebtedness held by them) to the extent necessary to pay all Senior Indebtedness due to such holders of Senior Indebtedness in full in accordance with its terms (whether or not such Senior Indebtedness is due and owing), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

            (h) After all Senior Indebtedness indefeasibly is paid in full and until the obligations under the Note are paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section and no payment over pursuant to the provisions of this Section to holders of such Senior Indebtedness by the Holder, shall, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holder, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Section are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand and the Holder, on the other hand.

            (i) In any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Company under any bankruptcy or insolvency law or laws relating to relief of debtors, to compositions, extensions or readjustments of indebtedness:

                  (i) the claims of any holders of Senior Indebtedness against the Company shall be paid indefeasibly in full in cash or such payment shall have been provided for in a manner acceptable to the holders of at least a majority of the then outstanding principal amount of the Senior Indebtedness before any payment is made to the Holder;

                  (ii) until all Senior Indebtedness is indefeasibly paid in full in cash or such payment shall have been provided for in a manner acceptable to the holders of at least a majority of the then outstanding principal amount of the Senior Indebtedness before any payment is made to the Holder, any distribution to which the Holder would be entitled but for this Section shall be made to holders of Senior Indebtedness, except for distribution of securities issued by the Company which are subordinate and junior in right of payment to the Senior Indebtedness; and

                  (iii) the holders of Senior Indebtedness shall have the right to enforce, collect and receive every such payment or distribution and give acquittance therefor. If, in or as a result of any action case or proceeding under Title 11 of the United States Code, as amended from time to time, or any comparable statute, relating to the Company, the holders of the Senior Indebtedness return, refund or repay to the Company, or any trustee or committee appointed in such case or proceeding receive any payment or proceeds of any collateral in connection with such action, case or proceeding alleging that the receipt of such payments or proceeds by the holders of the Senior Indebtedness was a transfer voidable under state or federal law, then the holders of the Senior Indebtedness shall not be deemed ever to have received such payments or proceeds for purposes of this Note in determining whether and when all Senior Indebtedness has been paid in full and the Company shall pay or cause to be paid, and the Holder shall be entitled to receive any such funds, proceeds or collateral to satisfy all amounts due hereunder.. In the event the holders of Senior Indebtedness receive amounts in excess of payment in full (cash) of amounts outstanding in respect of Senior Indebtedness (without giving effect to whether claims in respect of the Senior Indebtedness are allowed in any insolvency proceeding), the holders of Senior Indebtedness shall pay such excess amounts to the Holder.

            (k) By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the holder of any Senior Indebtedness in order to implement the foregoing provisions of this Section.

      2. Events of Default. If any of the events specified in this Section shall occur (herein individually referred to as an "Event of Default"), the Holder may, so long as such condition exists, in addition to any other right, power or remedy granted to the Holder under this Note, the Stock Purchase Agreement, the Security Agreement (as hereinafter defined), or applicable law, either by suit in equity or by action at law, or both, declare the entire principal amount (and accrued interest thereon) and all other amounts immediately due and payable, without presentment, demand or notice of any kind, all of which are expressly waived, provided, however, that upon the occurrence of any Event of Default described in Section 2(c) or 2(d) hereof, the entire principal amount (and accrued interest thereon) and all other amounts shall automatically become due and payable:

            (a) Payment of any portion of the principal of this Note or interest accrued thereon shall be delinquent for a period of 10 days or more after the due date thereof;

            (b) If the Company shall fail to observe any covenant or other provision contained in this Note (other than with respect to payment), the Stock Purchase Agreement or the Security Agreement and such failure of observance shall be continuing for 10 days after the Holder has given written notice thereof;

            (c) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

            (d) If, within 45 days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if there is appointed without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

            (e) Any declared default of the Company under any Senior Indebtedness whether now existing or hereafter created that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder.

            (f) One or more judgments for the payment of money in an amount in excess of $100,000 in the aggregate shall be rendered against the Company or any of its subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment; or

            (g) Any representation or warranty made by the Company in the Security Agreement or any other agreement between the Company and Holder is false or incorrect in any material respect when made.

      4. Miscellaneous.

            (a) Waiver and Amendment. The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision. This Note and its terms may be changed, waived or amended only by the written consent of the Company and the Holder and, if any such change, waiver, or amendment is with respect to the subordination provisions, the holders of at least a majority in the then-outstanding principal amount of the Senior Indebtedness.

            (b) Governing Law. This Note shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. Any legal suit, action or proceeding arising out of or based upon this Note shall be instituted in any federal or state court only in the County of Suffolk, State of New York. The aforementioned choice of venue is intended to be mandatory and not permissive in nature, thereby precluding the possibility of litigation arising out of this Note in any jurisdiction other than that specified in this Section. The Holder and the Company each waive, to the fullest extent permitted by applicable law, any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section, and stipulates that the state and federal courts located in the City and County of New York, State of New York, shall have in personam jurisdiction and venue over them for the purpose of litigation any dispute, controversy or proceeding arising out of or related to this Note.

            (c) Successors and Assigns. All of the terms and provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns.

            (d) Headings. The section headings contained in this Note are intended solely for convenience of reference and do not themselves constitute a part of this Note.

            (e) Severability. In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

            (f) Costs of Collection. The Company shall reimburse Holder for all reasonable costs and expenses, including without limitation, reasonable attorneys' fees and expenses, incurred in connection with (i) drafting, negotiating, executing and delivering any amendment, modification or waiver of, or consent with respect to, any matter relating to the rights of Holder hereunder; (ii) creating, perfecting and maintaining perfection of the Liens (as defined in the Security Agreement) and security interests in the Collateral (as defined in the Security Agreement) in favor of the Holder and (iii) enforcing any provisions of this Note or the Security Agreement and/or collecting any amounts due under this Note.

            (g) Notices. All notices, requests, demands or other communications which are required to be or may be given or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or after dispatch by a recognized overnight courier to the appropriate party to whom the same is so given or made:

                     To Holder at:        John Gantt
                                          Lugenia Gantt
                                          183 Montecito Crescent
                                          Melville, New York 11747

                     with a copy to:      Ruskin Moscou Faltischek, P.C.
                                          1425 Rexcorp Plaza
                                          East Tower, 15th Floor
                                          Uniondale, New York 11556
                                          Attention:  Adam P. Silvers, Esq.

                     To Company at:       Air Industries Group, Inc.
                                          1479 North Clinton Avenue
                                          Bay Shore, NY 11706

or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section. All such notices, requests, demands or other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand) and on the next day after sending thereof (if by overnight courier).

            (h) Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

            (i) No Set-Off. All payments by the Company under this Note shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

            (j) Waiver of Presentment, Demand, Etc. To the fullest extent permitted by applicable law, the Company expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity of the obligations under this Note, diligence in collection, and the benefit of any exemption or insolvency laws.

            (k) Senior Lenders. For so long as any amount shall be outstanding hereunder, upon request of a Holder the Company shall promptly advise the Holder of the identity of the holders of the Senior Indebtedness and of the amount, principal and interest, due each such lender.

            (l) Blockage Event. Within ten days of the occurrence thereof, the Company shall advise each Holder of the occurrence of a Blockage Event and of the termination of a Blockage Event.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and issued as of the date first written above.

                                                 AIR INDUSTRIES GROUP, INC.


                                                 By: /s/ Peter D. Rettaliata
                                                     ---------------------------
                                                 Name: Peter D. Rettaliata
                                                 Title: CEO and President